EXHIBIT 24

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS: That each of the undersigned directors and/or officers of Applied Industrial Technologies, Inc., an Ohio corporation (“Applied”), hereby constitutes and appoints Jon S. Ploetz and David K. Wells, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the other, to sign Applied’s Annual Report on Form 10-K/A for the year ended June 30, 2024, to be filed with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended; to file such report and the exhibits thereto and any and all other documents in connection therewith, including without limitation, any additional amendments related thereto, with the Securities and Exchange Commission; and to do and perform any and all other acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated: September 10, 2024

/s/ Madhuri A. Andrews
Madhuri A. Andrews	Director

/s/ Shelly M. Chadwick
Shelly M. Chadwick	Director

/s/ Mary Dean Hall
Mary Dean Hall	Director

/s/ Dan P. Komnenovich
Dan P. Komnenovich	Director

/s/ Robert J. Pagano, Jr.
Robert J. Pagano, Jr.	Director

/s/ Vincent K. Petrella
Vincent K. Petrella	Director

/s/ Joe A. Raver
Joe A. Raver	Director

/s/ Richard J. Simoncic
Richard J. Simoncic	Director

/s/ Peter C. Wallace
Peter C. Wallace	Director